Exhibit 99.1
Duck Creek Technologies Announces First Quarter Fiscal 2021 Financial Results
January 7, 2021
•	First Quarter Fiscal 2021 Subscription revenue grew 59% year-over-year
•	SaaS Annual Recurring Revenue (“ARR”) grew 72% year-over-year
BOSTON, Jan. 07, 2021 (GLOBE NEWSWIRE) -- Duck Creek Technologies (NASDAQ: DCT), a provider of SaaS-delivered enterprise software to the property & casualty (“P&C”) insurance industry, today announced its financial results for the three months ended November 30, 2020.

“Duck Creek’s strong business momentum continued into fiscal year 2021, with first quarter financial and operational results that were highlighted by 59% subscription revenue growth,” said Michael Jackowski, Duck Creek’s Chief Executive Officer. “We signed 4 new Duck Creek OnDemand deals, including a Tier 1 customer, and a number of add-on transactions during the quarter, further solidifying our position as the clear SaaS leader for the P&C industry.”

Mr. Jackowski added, “P&C carriers are increasingly recognizing the benefits of SaaS-based core systems as they look to deliver on their digital transformation programs to improve their operational outcomes and customer experiences. We believe Duck Creek is in a great position to be a primary beneficiary of the P&C industry’s move to the cloud, which we expect will enable us to continue delivering strong revenue growth and margin expansion over the long-term.”
First Quarter 2021 Financial Highlights
Revenue
•
Total revenue for the first quarter of fiscal year 2021 was $58.9 million, an increase of 26% from the first quarter in fiscal year 2020. Subscription revenue was $27.9 million, an increase of 59%; services revenue was $23.5 million, an increase of 6%; license revenue was $1.4 million, an increase of 29%; and maintenance revenue was $6.2 million, an increase of 4%.

•	SaaS annual recurring revenue, or SaaS ARR, was $103.9 million as of November 30, 2020, an increase of 72% from the comparable period in fiscal year 2020.
Profitability
•	GAAP loss from operations was $4.2 million for the first quarter of fiscal year 2021, compared with a GAAP loss from operations of $3.8 million for the comparable period in fiscal year 2020.
•	Non-GAAP income from operations was $2.8 million for the first quarter of fiscal year 2021, compared with non-GAAP income from operations of $0.7 million for the comparable period in fiscal year 2020.
•	GAAP net loss was $4.7 million for the first quarter of fiscal year 2021, compared with GAAP net loss of $4.0 million for the comparable period in fiscal year 2020.
•	Non-GAAP net income was $2.4 million for the first quarter of fiscal year 2021, compared with non-GAAP net income of $0.5 million for the comparable period in fiscal year 2020.
•	GAAP net loss per share was $0.04, based on basic weighted average shares outstanding of 130.8 million as of November 30, 2020. Non-GAAP net income per share was $0.02.
•	Adjusted EBITDA was $3.6 million for the first quarter of fiscal 2021, compared with adjusted EBITDA of $1.4 million for the comparable period in fiscal year 2020.
Liquidity
•
Duck Creek had $361.2 million in cash and cash equivalents at November 30, 2020. The Company used $22.2 million in cash from operating activities and had free cash flow of $(22.9) million during the first quarter of fiscal 2021, compared with $(10.6) million in the comparable period in fiscal year 2020.

The information presented above includes non-GAAP financial measures such as “non-GAAP income from operations,” “adjusted EBITDA,” “non-GAAP net income,” “non-GAAP net income per share,” and “free cash flow.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Business Outlook
Duck Creek is issuing the following outlook for the second quarter of fiscal 2021 and full year of fiscal 2021 based on current expectations as of January 7, 2021:

	Second Quarter Fiscal 2021	Full Year Fiscal 2021
Revenue	$58.5 million to $59.5 million	$246.0 million to $251.0 million
Subscription Revenue	$28.0 million to $29.0 million	$117.0 million to $119.0 million
Adjusted EBITDA	$(1.5) million to $(2.5) million	$3.5 million to $5.5 million
Conference Call Information
Duck Creek Technologies will host a conference call today, January 7, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at https://ir.duckcreek.com/. To access the call by phone, dial 1-833-570-1119 (domestic) or 1-914-987-7066 (international). A replay of this conference call will be available for a limited time at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using conference ID 6316238. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.
About Duck Creek Technologies
Duck Creek Technologies is a leading provider of core system solutions to the P&C and General insurance industry. By accessing Duck Creek OnDemand, the company’s enterprise Software-as-a-Service solution, insurance carriers are able to navigate uncertainty and capture market opportunities faster than their competitors. Duck Creek’s functionally-rich solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand.
Forward Looking Statements
This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding Duck Creek’s expected outlook for second quarter fiscal 2021 and full year fiscal 2021, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements will be set forth in Duck Creek’s most recent Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on November 3, 2020 and any subsequent public filings. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of pandemics, including the on-going COVID-19 pandemic, on U.S. and global economies, Duck Creek’s business and results and financial condition, its employees, demand for its products, sales and implementation cycles, and the health of its customers’ and partners’ businesses; Duck Creek’s history of losses; changes in Duck Creek’s product revenue mix as it continues to focus on sales of its SaaS solutions, which will cause fluctuations in its results of operations and cash flows between periods; Duck Creek’s reliance on orders and renewals from a relatively small number of customers for a substantial portion of its revenue, and the substantial negotiating leverage customers have in renewing and expanding their contracts for Duck Creek’s solutions; the success of Duck Creek’s growth strategy focused on SaaS solutions and its ability to develop or sell its solutions into new markets or further penetrate existing markets; Duck Creek’s ability to manage its expanding operations; intense competition in Duck Creek’s market; third parties may assert Duck Creek is infringing or violating their intellectual property rights; U.S. and global market and economic conditions, particularly adverse in the insurance industry; additional complexity, burdens and volatility in connection with Duck Creek’s international sales and operations; the length and variability of Duck Creek’s sales and implementation cycles; data breaches, unauthorized access to customer data or other disruptions of Duck Creek’s solutions; the significant influence of Duck Creek’s largest shareholders on its management, business plans, and policies and any conflicts of interests therewith; and Duck Creek’s continued reliance on “controlled company” exemptions under the corporate governance standards of Nasdaq during the applicable phase-in periods.
Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.
Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share, and free cash flow. Adjusted EBITDA excludes provision for income taxes, other (income)/expense, interest expense, net, depreciation of property and equipment, amortization of intangible assets, share-based compensation expense, and change in fair value of contingent earnout liability. Non-GAAP income from operations excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability. Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, and amortization of capitalized internal-use software. Non-GAAP net income excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability and the tax effect of such adjustments.  Free cash flow consists of net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Other metrics include SaaS ARR and SaaS Net Dollar Retention, which are calculated for all SaaS continuing software services, excluding the subscription revenue related to one legacy contract for a service no longer offered separately by the Company. SaaS ARR is calculated by annualizing recurring revenue recorded in the last month of the measurement period. SaaS Net Dollar Retention is a rate calculated by annualizing recurring revenue recorded in the last month of the measurement period for those customers in place throughout the entire measurement period. We divide the result by annualized recurring revenue from the month that is one year prior to the end of the measurement period, for all customers in place at the beginning of the measurement period.
The Company believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Duck Creek’s financial condition and results of operations. The Company’s management uses these non-GAAP financial measures and other metrics to manage its business, make planning decisions, evaluate its performance and allocate resources. The Company believes that the use of these non-GAAP financial measures and other metrics help investors and analysts in comparing its results across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income and cash flows from operating activities.
These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than the Company does or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, readers should examine the Company’s non-GAAP financial measures in conjunction with its historical GAAP financial information.
To the extent that the Company provides guidance on a non-GAAP basis, it does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Investor Contact:
Brian Denyeau
ICR
646-277-1251
Brian.denyeau@icrinc.com
Media Contact:
Paul Rechichi
Racepoint Global
617 624 3295
prechichi@racepointglobal.com
Sam A. Shay
Duck Creek Technologies
857 201 5784
sam.shay@duckcreek.com

Duck Creek Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	November 30,	August 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$361,160	$389,878
Accounts receivable, net	27,854	29,149
Unbilled revenue	19,850	18,121
Prepaid expenses and other current assets	11,838	12,186
Total current assets	420,702	449,334
Property and equipment, net	17,552	18,113
Operating lease assets	17,368	18,171
Goodwill	272,455	272,455
Intangible assets, net	77,599	81,687
Deferred tax assets	1,721	1,550
Unbilled revenue, net of current portion	3,489	3,487
Other assets	16,318	16,303
Total assets	$827,204	$861,100
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,432	$1,802
Accrued liabilities	32,895	58,202
Contingent earnout liability	5,172	3,701
Lease liability	3,439	3,611
Deferred revenue	25,978	30,397
Total current liabilities	68,916	97,713
Contingent earnout liability, net of current portion	—	3,391
Lease liability, net of current portion	20,946	21,739
Deferred revenue, net of current portion	240	379
Other long-term liabilities	5,720	4,121
Total liabilities	95,822	127,343
Stockholders' Equity
Common stock, 133,411,494 shares issued and 130,854,463 shares outstanding at November 30, 2020, 133,269,301 shares issued and 130,713,745 shares outstanding at August 31, 2020, 300,000,000 shares authorized at November 30, 2020 and August 31, 2020, par value $0.01 per share	1,334	1,333
Preferred stock, 0 shares outstanding, 50,000,000 shares authorized at November 30, 2020 and August 31, 2020, par value $0.01 per share	—	—
Treasury stock, common shares at cost; 2,557,031 shares at November 30, 2020 and 2,555,556 shares at August 31, 2020	(64,745)	(64,688)
Accumulated deficit	(28,985)	(24,334)
Additional paid in capital	823,778	821,446
Total stockholders' equity	731,382	733,757
Total liabilities and stockholders' equity	$827,204	$861,100

Duck Creek Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited, in thousands except share and per share amounts)

	For the Three Months Ended November 30,
	2020	2019
Revenue:
Subscription	$27,909	$17,537
License	1,350	1,045
Maintenance and support	6,190	5,926
Professional services	23,457	22,062
Total revenue	58,906	46,570
Cost of revenue:[1]
Subscription	10,084	7,277
License	388	326
Maintenance and support	842	878
Professional services	13,716	12,042
Total cost of revenue	25,030	20,523
Gross margin	33,876	26,047
Operating expenses:[1]
Research and development	11,104	9,219
Sales and marketing	12,597	10,571
General and administrative	14,418	9,985
Change in fair value of contingent consideration	3	44
Total operating expenses	38,122	29,819
Loss from operations	(4,246)	(3,772)
Other (expense) income, net	(47)	373
Interest expense, net	(43)	(281)
Loss before income taxes	(4,336)	(3,680)
Provision for income taxes	315	334
Net loss	$(4,651)	$(4,014)
Net loss per share information[2]
Net loss per share of common stock, basic and diluted	$(0.04)
Weighted average shares of common stock - basic and diluted	130,788,359	—
(1) Amounts include share-based compensation expense as disclosed in the following table:

	Three Months Ended November 30,
	2020	2019
Cost of subscription revenue	$80	$—
Cost of maintenance and support revenue	7	1
Cost of services revenue	610	26
Research and development	511	90
Sales and marketing	899	77
General and administrative	985	242
Total share-based compensation expense	$3,092	$436

(2) Prior to Duck Creek’s initial public offering in August 2020, there were no shares of common stock outstanding, and the membership structure of Duck Creek Technologies consisted of limited partnership units. Accordingly, comparable period net loss per share has not been presented because it would not be meaningful to the users of the Company’s consolidated financial statements.

Duck Creek Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Three Months Ended November 30,
	2020	2019
Operating activities:
Net loss	$(4,651)	$(4,014)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation of property and equipment	787	737
Amortization of capitalized software	498	—
Amortization of intangible assets	4,087	4,267
Amortization of deferred financing fees	28	11
Share-based compensation expense	3,092	436
Loss on change in fair value of contingent earnout liability	3	44
Bad debt expense	14	(40)
Deferred taxes	(171)	19
Changes in operating assets and liabilities
Accounts receivable	1,280	(1,339)
Unbilled revenue	(1,730)	(1,169)
Prepaid expenses and other current assets	319	987
Other assets	(15)	87
Accounts payable	712	(230)
Accrued liabilities	(16,629)	(4,700)
Deferred revenue	(4,558)	(3,642)
Operating leases	(161)	312
Cash settlement of vested phantom stock	(6,677)	—
Other long-term liabilities	1,600	93
Net cash used in operating activities	(22,172)	(8,141)
Investing activities:
Capitalized internal-use software	(536)	(862)
Purchase of property and equipment	(188)	(1,636)
Net cash used in investing activities	(724)	(2,498)
Financing activities:
Payment of deferred IPO costs	(3,650)	(735)
Payment of deferred Class E offering costs	(192)	—
Proceeds from issuance of Class E Units, net of issuance costs	—	115,454
Payment on redemption of Class A and Class B Units	—	(98,000)
Purchase of treasury stock	(57)	—
Payments of contingent earnout liability	(1,923)	(3,182)
Proceeds from revolving credit facility	—	5,000
Payments on revolving credit facility	—	(5,000)
Payment of deferred financing costs	—	(228)
Net cash (used in) provided by financing activities	(5,822)	13,309
Net (decrease) increase in cash and cash equivalents	(28,718)	2,670
Cash, cash equivalents – beginning of period	389,878	11,999
Cash, cash equivalents – end of period	$361,160	$14,669
Supplemental disclosure of other cash flow information:
Cash paid for income taxes	730	577
Cash paid for interest	—	187
Fair value of contingent consideration	5,529	7,377
Deferred IPO costs in accounts payable and accrued liabilities	—	1,450

Duck Creek Technologies, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended November 30,
($ in thousands)	2020	2019
GAAP Gross Margin	$33,876	$26,047
Share-based compensation expense	697	27
Amortization of intangible assets	1,186	1,186
Amortization of capitalized internal-use software	498	—
Non-GAAP Gross Margin	$36,257	$27,260

	Three Months Ended November 30,
($ in thousands)	2020	2019
GAAP Loss from Operations	$(4,246)	$(3,772)
Share-based compensation expense	3,092	436
Amortization of intangible assets	3,994	3,994
Change in fair value of contingent earnout liability	3	44
Non-GAAP Income from Operations	$2,843	$702

	Three Months Ended November 30,
($ in thousands)	2020	2019
GAAP Net Loss	$(4,651)	$(4,014)
Provision for income taxes	315	334
Other (income) expense	47	(373)
Interest expense, net	43	281
Depreciation of property and equipment	787	737
Amortization of intangible assets	3,994	3,994
Share-based compensation expense	3,092	436
Change in fair value of contingent earnout liability	3	44
Adjusted EBITDA	$3,630	$1,439

	Three Months Ended November 30,
($ in thousands)	2020	2019
GAAP Net Loss	$(4,651)	$(4,014)
Share-based compensation expense	3,092	436
Amortization of intangible assets	3,994	3,994
Change in fair value of contingent earnout liability	3	44
Tax effect of adjustments (1)	—	—
Non-GAAP Net Income	$2,438	$460

Non-GAAP Net Income per Share (Basic) (2)	$0.02	nm

Shares used in computing Non-GAAP Net Income per Share (Basic) (2)	130,788,359	nm

(1)
Our tax provision is primarily related to state taxes and income taxes in profitable foreign jurisdictions.  We maintain a full valuation allowance against our deferred tax assets in the U.S.  Accordingly, there is no tax impact associated with the non-GAAP adjustments in the U.S.  We have not included the insignificant tax benefit associated with the non-GAAP adjustments related to our foreign jurisdictions that are taxed on a cost-plus basis.

(2)
Prior to Duck Creek’s initial public offering in August 2020, there were no shares of common stock outstanding, and the membership structure of Duck Creek Technologies consisted of limited partnership units. Accordingly, comparable period net loss per share has not been presented because it would not be meaningful to the users of the Company’s consolidated financial statements.

	Three Months Ended November 30,
($ in thousands)	2020	2019
Net cash provided by operating activities	$(22,172)	$(8,141)
Purchases of property and equipment	(188)	(1,636)
Capitalized internal-use software	(536)	(862)
Free Cash Flow	$(22,896)	$(10,639)